UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 28, 2015

MAGNEGAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

150 Rainville Road

Tarpon Springs, FL 34689

 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 28, 2015, MagneGas Corporation (the “Company”) held its annual meeting of stockholders (the “Meeting”) At the Meeting, the stockholders voted on the following three (3) proposals described in detail in the Company’s definitive information statement for the Meeting (the “Information Statement”) filed with the Securities and Exchange Commission on April 24, 2015. As of the record date for the Meeting, there were approximately 37,514,134 shares of the Company’s common stock, par value $0.001 per share, issued and outstanding and entitled to one vote for each share held. As of the record date for the Meeting there were 1,000,000 shares of the Company’s Series A Preferred Stock, par value $0.001 per share, held by Global Alpha LLC (the “Majority Holder”) issued and outstanding and entitled to 100,000,000,000 votes.  The Majority Holder was present at the Meeting.  As a result, there were 2,307,829 shares of common stock and 1,000,000 shares of Series A Preferred Stock present and the aggregate number of votes was 100,002,307,829, constituting a quorum.

Proposal 1 — To elect the nominees named in the Information Statement to the Board of Directors (the “Board”).

Nominee	For	Against	Withhold	Broker Non-Votes

Ermanno P. Santilli	100,002,307,829	0	0	0
Luisa Ingargiola	100,002,307,829	0	0	0
Carla Santilli	100,002,307,829	0	0	0
Christopher Huntington	100,002,307,829	0	0	0
Kevin Pollack	100,002,307,829	0	0	0
Robert L. Dingess	100,002,307,829	0	0	0
William W. Staunton III	100,002,307,829	0	0	0
Joseph C. Stone	100,002,307,829	0	0	0

Based on the votes set forth above, the above-named individuals were duly elected to serve as directors of the Company for a term expiring until the next annual meeting or until their successors shall have been elected and qualified, or until their earlier death, resignation or removal.

Proposal 2 — To ratify the appointment of DKM Certified Public Accountants as the Company’s independent registered public accounting firm for 2015.

The stockholders ratified the appointment of DKM Certified Public Accountants as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 with the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes

100,002,307,829	0	0	--

Proposal 3 — To ratify the issuance and sale, as part of the October 2014 Financing, of Common Stock, Series D-1 Convertible Preferred Stock, Series D-2 Convertible Preferred Stock, and Warrants and approval of issuance of shares of Common Stock issuable upon the conversion of Series D-1 and D-2 Convertible Preferred Stock and the issuance of shares of Common Stock issuable upon the exercise of the Warrants.

The stockholders ratified the issuance and sale, as part of the October 2014 Financing, of Common Stock, Series D-1 Convertible Preferred Stock, Series D-2 Convertible Preferred Stock, and Warrants and approval of issuance of shares of Common Stock issuable upon the conversion of Series D-1 and D-2 Convertible Preferred Stock and the issuance of shares of Common Stock issuable upon the exercise of the Warrants with the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes

100,002,307,829	0	0	--

Item 8.01 Other Events.

On June 1, 2015, the Company received notice from the Listing Qualifications Department of the Nasdaq Stock Market that the Company has regained compliance with the Nasdaq Listing Standards by curing the Company’s previously reported deficiency for failure to comply with the minimum bid price requirement of $1 per share.

As of May 29, 2015, the bid price of the Company’s common stock had closed above the $1.00 minimum requirement for a period of 10 consecutive trading days. The Company now meets the continued listing standards for the Nasdaq Capital Market and no further action is required.

On June 2, 2015, the Company issued a press release with respect to its compliance with the Nasdaq listing requirements, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press Release dated June 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNEGAS CORPORATION

Date: June 2, 2015	By:	/s/ Ermanno Santilli
Ermanno Santilli
Chief Executive Officer